                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                ImmunoGen, Inc.
                (Name of Registrant as Specified In Its Charter)

                                ImmunoGen, Inc.
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

[IMMUNOGEN, INC. LOGO]

                                                                October 12, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of ImmunoGen, Inc. (the "Company") to be held at 10:00 a.m., Boston time, on Tuesday, November 9, 1999 at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts.

     The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters that will be presented at the Annual Meeting. At the Annual Meeting, five members will be elected to the Board of Directors. The Board of Directors recommends the election of the five nominees named in the enclosed Proxy Statement. In addition, the Board of Directors recommends approval of the proposed amendment to the Company's Restated Stock Option Plan to increase the number of shares reserved for the grant of options from 3.525 million to 4.850 million shares.

     Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose. This will ensure your proper representation at the Annual Meeting.

                                            Sincerely,

                                            /s/ MITCHEL SAYARE
                                            MITCHEL SAYARE
                                            President, Chief Executive Officer
                                            and Chairman of the Board

           YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

                                IMMUNOGEN, INC.
                             333 PROVIDENCE HIGHWAY
                          NORWOOD, MASSACHUSETTS 02062

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 9, 1999

To Shareholders of
  ImmunoGen, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of ImmunoGen, Inc. (the "Company") will be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts, on Tuesday, November 9, 1999 at 10:00 a.m., Boston time, for the following purposes:

     1. To fix the number of Directors at five and to elect five Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

     2. To consider and act upon the proposed amendment to the Company's Restated Stock Option Plan to increase the number of shares reserved for the grant of options from 3.525 million to 4.850 million.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on September 20, 1999 will receive notice of the Annual Meeting and be entitled to vote at the Annual Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Annual Meeting in person, if possible. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. Your Proxy is revocable at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                                            By order of the Board of Directors

                                            /s/ JONATHAN L. KRAVETZ, ESQ.
                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

October 12, 1999

                                IMMUNOGEN, INC.
                             333 PROVIDENCE HIGHWAY
                          NORWOOD, MASSACHUSETTS 02062

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

          ------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
          ------------------------------------------------------------

                         TO BE HELD ON NOVEMBER 9, 1999

                              GENERAL INFORMATION

     Introduction. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of ImmunoGen, Inc. (the "Company") of Proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts on Tuesday, November 9, 1999 at 10:00 a.m., Boston time, and at any adjournments thereof (the "Meeting"), and, together with the enclosed Form of Proxy and Annual Report to Shareholders for the Fiscal Year ended June 30, 1999, is being mailed to the shareholders on or about October 12, 1999. The Annual Report does not form any part of this Proxy Statement.

     Voting and Revocability of Proxies. When the Proxy of a shareholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the Proxy by the shareholder. If no such voting instructions are given on a Proxy with respect to one or more proposals, the shares represented by that Proxy will be voted, with respect to the election of Directors, for the nominees named herein, and, with respect to other proposals, in accordance with the recommendations of the Board. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

     Cost of Solicitation. The Company will pay the entire cost of this solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Solicitation of Proxies by mail may be supplemented by telephone, telegram, telex, telecopy, or personal solicitation by Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     Quorum and Voting. Only shareholders of record of the Company's 26,692,336 shares of Common Stock, $.01 par value per share (the "Common Stock"), outstanding as of the close of business on September 20, 1999 will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. No appraisal rights exist for any action to be taken at the Meeting.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of September 10, 1999 by (i) each person or entity known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all current executive officers and Directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                   PERCENTAGE
                                                              NUMBER OF SHARES     OF SHARES
                    NAME AND ADDRESS OF                         BENEFICIALLY      BENEFICIALLY
                     BENEFICIAL OWNER*                            OWNED(1)          OWNED(1)
                    -------------------                       ----------------    ------------
Capital Ventures International(2)...........................     2,347,117            8.4%
  One Capitol Place, P.O. Box 1787 GT
  Grand Cayman, Cayman Islands, BWI
Mitchel Sayare(3)...........................................       692,389            2.6%
Walter A. Blattler(4).......................................       362,701            1.4%
David W. Carter(5)..........................................        30,001             **
Michael R. Eisenson(6)......................................             0             --
Stuart F. Feiner(7).........................................         2,100             **
Kathleen A. Carroll(8)......................................        75,535             **
John M. Lambert(9)..........................................       189,481             **
All current executive officers and Director as a group
  (7 persons)(10)...........................................     1,352,207            5.0%

---------------

   * Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

  ** Represents beneficial ownership of less than 1% of the Common Stock.

 (1) Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options and warrants as described in the footnotes below.

 (2) Consists of 2,347,117 shares of Common Stock which Capital Ventures International ("CVI") may acquire upon the exercise of warrants to purchase Common Stock. The Restated Articles of Organization, as amended, of the Company and the warrants held by CVI (the "CVI Warrants") limit the right of CVI to exercise the CVI Warrants such that the maximum number of shares of the Common Stock which may at any time be deemed to be beneficially owned by CVI upon the exercise of the CVI Warrants may not, together with any other shares of Common Stock then owned by CVI, exceed 9.9% of the then issued and outstanding shares of Common Stock.

 (3) Includes 490,889 shares of Common Stock which Mr. Sayare may acquire upon the exercise of options within 60 days after September 10, 1999.

 (4) Includes 279,640 shares of Common Stock which Dr. Blattler may acquire upon the exercise of options within 60 days after September 10, 1999.

 (5) Consists of 30,001 shares of Common Stock which Mr. Carter may acquire upon the exercise of options within 60 days after September 10, 1999.

 (6) Michael R. Eisenson, a Director of the Company, is President and Chief Executive Officer of Charlesbank Capital Partners, LLC, the successor to Harvard Private Capital Group, Inc. and the investment advisor to Aeneas Venture Corporation ("Aeneas"). Mr. Eisenson owns no shares of

     Common Stock and disclaims beneficial ownership of the shares owned by Aeneas. Pursuant to an agreement among the Company, Aeneas and Mr. Eisenson, grants of stock options in connection with Mr. Eisenson's service as a Director are granted directly to Aeneas. Pursuant to such grants, Aeneas may acquire 42,501 shares of Common Stock within 60 days after September 10, 1999.

 (7) Stuart F. Feiner, a Director of the Company, is Executive Vice President, General Counsel and Secretary of Inco Limited, which owns 14,315 shares of Common Stock. He is also President of Inco Securities Corp., a subsidiary of Inco Limited, which owns 323,947 shares of Common Stock, and Chairman of the general partner of North American Partners Limited Partnership II, which owns 19 shares of Common Stock. Mr. Feiner disclaims beneficial ownership of the shares of Common Stock held by each of such shareholders. Mr. Feiner individually owns 2,100 shares of Common Stock as of September 10, 1999. He is also named as direct owner of non-qualified options to acquire 95,000 shares of Common Stock granted by the Company in each of July 1992, July 1996 and July 1998. Pursuant to such option grants, Mr. Feiner may directly acquire 42,501 shares of Common Stock within 60 days after September 10, 1999. However, Mr. Feiner disclaims all beneficial interest in the derivative securities and underlying shares pursuant to an arrangement made between Mr. Feiner and Inco Limited, whereby Mr. Feiner assigned all benefit to that entity.

 (8) Includes 69,534 shares of Common Stock which Ms. Carroll may acquire upon the exercise of options within 60 days after September 10, 1999.

 (9) Includes 166,690 shares of Common Stock which Dr. Lambert may acquire upon the exercise of options within 60 days after September 10, 1999.

(10) See also footnotes (3) through (9).

INFORMATION ABOUT DIRECTORS AND CURRENT EXECUTIVE OFFICERS

     The names of the Directors and certain other information about them as of the date hereof are set forth below:

NAME OF DIRECTOR                               AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
----------------                               ---   ---------------------------------------------------------
Mitchel Sayare...............................  51    Mitchel Sayare, Chief Executive Officer, a Director since
                                                     1986 and Chairman of the Board since 1989, joined the
                                                     Company in 1986. From 1986 until 1992, and currently
                                                     since 1994, Mr. Sayare has served as President of the
                                                     Company. From 1982 to 1985, Mr. Sayare was Vice President
                                                     for Development at Xenogen, Inc., a biotechnology company
                                                     specializing in monoclonal antibody-based diagnostic
                                                     systems for cancer. From 1977 to 1982, Mr. Sayare was
                                                     Assistant Professor of Biophysics and Biochemistry at the
                                                     University of Connecticut. He holds a Ph.D. in
                                                     Biochemistry from Temple University School of Medicine.
                                                     Mr. Sayare serves on the Board of Directors of ImmuCell
                                                     Corporation, in addition to a number of private
                                                     companies.

NAME OF DIRECTOR                               AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
----------------                               ---   ---------------------------------------------------------
Walter A. Blattler...........................  50    Walter A. Blattler, Ph.D., elected a Director in
                                                     September 1995, served as Vice President, Research and
                                                     Development from 1987 to October 1994 and as Senior Vice
                                                     President, Research and Development from October 1994 to
                                                     October 1996. Since 1996, Dr. Blattler has served as
                                                     Executive Vice President, Science and Technology. Dr.
                                                     Blattler joined the Company in October 1987. From 1981 to
                                                     1987, Dr. Blattler was chief scientist for the
                                                     ImmunoGen-supported research program at the Dana-Farber
                                                     Cancer Institute. Dr. Blattler received his Ph.D. from
                                                     the Swiss Federal Institute of Technology in Zurich in
                                                     1978.
David W. Carter..............................  60    David W. Carter, a Director since June 1997, is Co-Chief
                                                     Executive Officer and a director of Xenogen, Inc., which
                                                     he joined in 1997. From 1991 to 1997, Mr. Carter was the
                                                     President and Chief Executive Officer of Somatix Therapy
                                                     Corporation. Mr. Carter also serves on the Board of
                                                     Directors of Cell Genesys, Inc.
Michael R. Eisenson..........................  44    Michael R. Eisenson, a Director since 1986, is President
                                                     and Chief Executive Officer of Charlesbank Capital
                                                     Partners, LLC (the successor to Harvard Private Capital
                                                     Group, Inc., which he joined in 1986). Between 1981 and
                                                     1986, Mr. Eisenson held the position of Manager, Boston
                                                     Consulting Group. Mr. Eisenson serves on the Boards of
                                                     Directors of CCC Information Services Group Inc., Harken
                                                     Energy Corporation, Playtex Products, Inc., United Auto
                                                     Group, Inc. and the WMF Group, Ltd.
Stuart F. Feiner.............................  51    Stuart F. Feiner, a Director since 1984, has been
                                                     Executive Vice President, General Counsel and Secretary
                                                     of Inco Limited since August 1993, after having served as
                                                     Vice President, General Counsel and Secretary of Inco
                                                     Limited from April 1992 to August 1993. From January 1984
                                                     until April 1992, Mr. Feiner was President of Inco
                                                     Venture Capital Management, the venture capital unit of
                                                     Inco Limited. Mr. Feiner serves on the Board of Directors
                                                     of The Liposome Company, Inc.

     The names of, and certain other information as of the date hereof regarding, each current executive officer of the Company who is not a member of the Board is set forth below. Executive officers serve at the pleasure of the Board.

NAME OF EXECUTIVE OFFICER                      AGE   PRINCIPAL OCCUPATIONS DURING AT LEAST THE LAST FIVE YEARS
-------------------------                      ---   ---------------------------------------------------------
John M. Lambert, Ph.D. ......................  48    John M. Lambert, Ph.D., Vice President, Research and
                                                     Development, joined the Company in 1987. Dr. Lambert
                                                     served as Senior Director of Research from October 1994
                                                     to November 1996. Prior to joining ImmunoGen, Dr. Lambert
                                                     was Assistant Professor of Pathology at the Dana-Farber
                                                     Cancer Institute, where he worked on the research program
                                                     supported by ImmunoGen. Dr. Lambert received his Ph.D. in
                                                     Biochemistry from Cambridge University in England.
Kathleen A. Carroll..........................  47    Kathleen A. Carroll, Vice President, Finance and
                                                     Administration, Treasurer and Assistant Secretary, joined
                                                     the Company in 1987. Ms. Carroll served as Controller
                                                     from October 1990 to October 1996 and has served as Vice
                                                     President, Finance and Administration since October 1996,
                                                     Assistant Secretary since April 1997 and Treasurer since
                                                     June 1997. Prior to joining ImmunoGen, Ms. Carroll held
                                                     various positions in both private industry and public
                                                     accounting. Ms. Carroll received her B.S. in Finance from
                                                     Boston University and a J.D. from Suffolk University Law
                                                     School.

                             EXECUTIVE COMPENSATION

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board (the "Committee") is comprised entirely of non-employee Directors. The Committee determines the base salaries of the Company's executive officers and the amount of annual bonus awards, if any, to be paid to the executive officers. In addition, the Committee administers the Company's Restated Stock Option Plan, as amended, (the "Plan") under which stock options may be granted to executive officers and other employees of the Company, as well as to non-employee Directors.

COMPENSATION POLICY AND COMPONENTS OF COMPENSATION

     The Committee's fundamental executive compensation philosophy is to enable the Company to attract and retain key executives, and to motivate those executives to achieve the Company's long-term objective of becoming a profitable company. Attracting and retaining key executives is important to any organization. However, it is an especially difficult challenge in the biotechnology industry, where executives are required to remain focused and committed throughout many years of product development and financial instability.

     The past year was one of significant achievement by ImmunoGen and its 97%-owned subsidiary, Apoptosis Technology, Inc. ("ATI"). In February 1999, ImmunoGen executed an exclusive license agreement with SmithKline Beecham plc ("SB") for the development and commercialization of huC242-DM1/SB-408075, the Company's lead tumor-activated prodrug for the treatment of colorectal and pancreatic cancers. This collaboration provides for substantial milestone payments, royalty payments, and equity investments in the Company by SB, subject to specific achievements by the Company. To date, $9.5 million has been received pursuant to this agreement, a substantial infusion of working capital for the Company. In September 1999, ImmunoGen's Investigational New Drug application ("IND") to the United States Food and Drug Administration to begin human clinical trials of huC242-DM1/SB-408075 became effective, and management anticipates that clinical trials will commence by the end of 1999. Also in fiscal 1999, ATI delivered the third and fourth high-throughput screens to BioChem Pharma Inc. ("BioChem") pursuant to the July 1997 collaboration agreement between those companies. Current corporate objectives include identification of a partner for the development and commercialization of huN901-DM1, the Company's product candidate for the treatment of small-cell lung cancer, and exploiting the Company's existing technologies.

     Each executive officer's compensation package is reviewed annually and may be comprised of up to three components: base salary, incentive cash bonuses and stock options. In addition, the Company's executive officers are eligible to participate in all employee benefit programs generally available to all other ImmunoGen employees.

     Progress toward the Company's broad strategic goal of becoming a profitable biopharmaceutical company is measured by specific corporate objectives and annual milestones. Personal objectives and milestones by which individual executives of the Company are evaluated fit within the framework of the Company's overall goals and objectives. Subjective factors, such as changes in business conditions and other relevant external circumstances, are also taken into consideration. The Company believes the nature of its specific goals and

---------------

(1) The report of the Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference.

milestones and progress toward their achievement constitute proprietary and confidential information, the disclosure of which would place the Company at a competitive disadvantage.

BASE SALARY

     Despite the ATI/BioChem partnering success and many short-term financing successes over the last several years, the Company's cash position remained tenuous until execution of the SB agreement in February 1999. Consequently, no salary increases for executive officers had been awarded with respect to fiscal years 1995, 1996, 1997 and 1998. Furthermore, effective January 1995 and in conjunction with the restructuring program implemented in December 1994, a voluntary reduction in salaries was assumed and the base salary of certain executive officers was reduced to 80% of his or her salary level then in effect. In fiscal 1996, the Committee determined not to pay the 20% of salaries deferred since January 1995, and the 20% reduction in salaries for those individuals remained in effect until the second quarter of fiscal 1997, at which time those salaries, except for the Chief Executive Officer, were prospectively restored to their pre-reduction levels. As noted, the collaboration with SB has resulted in a substantial strengthening of the Company's financial position. Accordingly, in June 1999, and retroactive to January 1999, the salaries of the executive officers other than the Chief Executive Officer were set as follows: $230,000 for Dr. Blattler, $172,000 for Dr. Lambert and $125,000 for Ms. Carroll.

     The Committee sets the salaries of executive officers by reviewing independently-prepared surveys of biotechnology industry compensation as well as other available information on the base salaries of executive officers in comparable positions in other biotechnology companies. There is substantial overlap between biotechnology companies, the compensation practices of which are reflected in such surveys, and the biotechnology companies included in the Nasdaq Pharmaceutical Stocks Total Return Index (see "Stock Price Performance Graph"). Comparative factors considered include, but are not limited to, company size, stage of development of a company's products and geographic location. The Committee uses the collected data and applies the members' significant experience in hiring and managing personnel to set salaries. The Committee also takes into account, for both current and new executive officers, competitive industry factors, breadth of experience, length of service and recent individual performance. It is not the Company's intent to establish fixed levels of compensation in general or for specific positions, but rather to establish compensation on a case-by-case basis as recommended by management and confirmed by the Committee. The Company's executive salaries, as currently paid, are estimated to range from the 50th percentile to the 75th percentile of comparable biotechnology companies. The salary of the Company's Chairman of the Board, President and Chief Executive Officer is estimated to be in the 75th percentile of such range.

     In certain cases initial annual base compensation was established pursuant to employment agreements with executive officers (see "Employment Contracts, Termination of Employment and Change in Control Agreements"). The terms of such employment contracts were reviewed and authorized by the Board (including members of the Committee but excluding any interested officer) and were consistent with the Company's compensation policies then in place.

BONUS AWARDS

     The Company does not have formal incentive or bonus plans for executives and, for the three fiscal years ended June 30, 1999, no bonuses have been awarded to any current executive officer of the Company.

STOCK OPTION PLAN

     Subject to the provisions of the Plan, the Committee has the authority to determine the terms under which options are granted and the individuals to whom such options may be granted. The Committee believes that equity participation is a key component of its executive compensation program. The stock option program is the Company's major long-term incentive plan, designed to retain executive officers and other employees and motivate them to enhance shareholder value by aligning the long-term interests of the Company's employees with those of its outside shareholders. Stock options provide an effective long-term incentive for all employees to create shareholder value since the full benefit of the options cannot be realized unless an appreciation in the price of the Common Stock occurs. The executive officers participate in the Plan in the same manner as all of the Company's full-time employees. Initial stock option awards, which are individually determined prior to employment, are derived from the employee's anticipated contribution to the Company's growth and are designed to be competitive with awards granted by other biotechnology companies. Subsequent annual stock option awards are based on historical levels of prior grants, position within the Company and individual performance. No stock options were awarded to executive officers in fiscal year 1997. For fiscal year 1998, all current executive officers were awarded stock options in August and December of 1997. For fiscal year 1999, stock options were awarded to all current executive officers in January 1999. All options are issued with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. The options granted in fiscal years 1998 and 1999 vest as to one-third of the shares each year after issuance beginning one year from the date of grant. Vesting of options may be accelerated and options may become fully exercisable upon the occurrence of certain events such as a change in control of the Company (see "Employment Contracts, Termination of Employment and Change in Control Agreements").

     In addition to incentive stock options, the Committee also has discretionary authority under the Plan to grant non-qualified options to certain individuals, including executive officers of the Company. Of the current executive officers, only Mr. Sayare and Dr. Blattler have been granted non-qualified options. In each case, the options were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant and vested over three years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In connection with the Committee's decision not to increase base salaries and the voluntary 20% reduction in salaries (see "Base Salary"), Mr. Sayare did not receive a base salary increase during fiscal 1995 or fiscal 1996. Moreover, between January 1995 and October 1996, Mr. Sayare's base salary had been reduced to 80% of his 1995 salary of $257,000, or $205,600. Further, in October 1996, the Committee determined not to pay the 20% reduction withheld to that date, and, from October 1996 through January 1999, Mr. Sayare's salary was set at $245,000. In June 1999, and retroactive to January 1999, Mr. Sayare's salary was increased to $340,000.

     As in prior years, Mr. Sayare's annual base salary was determined in accordance with the criteria outlined in other sections of this report, the Committee's evaluation of the Company's overall performance, and Mr. Sayare's individual performance. Performance was measured by achievement of certain goals over the last several years, including the consummation of the SB and BioChem licensing agreements, accomplishment of several private financing transactions, achievement of an effective IND and the continued development of the Company's other technologies.

     No cash bonus was paid to Mr. Sayare during fiscal years 1997, 1998 and 1999. No stock options were granted to Mr. Sayare in fiscal 1997. In fiscal 1998, Mr. Sayare was granted options to purchase 75,000 shares and 229,166 shares of Common Stock in each of August 1997 and December 1997, respectively. In fiscal 1999, Mr. Sayare was awarded options to purchase 80,000 shares of Common Stock in January 1999. The options granted to Mr. Sayare in fiscal years 1998 and 1999 vest as to one-third of the shares each year after issuance beginning one year from the date of grant. All options are subject to Mr. Sayare's continued employment with the Company and were issued with exercise prices equal to the fair market value of the Common Stock on the date of grant.

CERTAIN AGREEMENTS

     The Company has entered into agreements with certain of its executive officers relating to employment and separation. In making determinations of salary and benefits to be provided under the aforementioned employment and separation agreements, the Committee took into consideration contractual commitments and Company policies. (See "Employment Contracts, Termination of Employment and Change in Control Agreements").

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                DAVID W. CARTER
                              MICHAEL R. EISENSON
                                STUART F. FEINER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee members during fiscal year 1999 were Messrs. David W. Carter, Michael R. Eisenson, and Stuart F. Feiner. None of these Directors is or has been an officer or employee of the Company. Mr. Sayare, though not a member of the Committee, assists the Committee in determining any compensation to be awarded to executive officers other than himself. Mr. Sayare provides supplemental information regarding performance evaluations of executive officers other than himself.

SUMMARY COMPENSATION TABLE

     The following table (the "Summary Compensation Table") sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 in fiscal year 1999.

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                          ANNUAL        ------------
                                                       COMPENSATION      SECURITIES      ALL OTHER
                  NAME AND                             -------------     UNDERLYING     COMPENSATION
             PRINCIPAL POSITION                YEAR    SALARY ($)(1)    OPTIONS (#)        ($)(2)
             ------------------                ----    -------------    ------------    ------------
Mitchel Sayare...............................  1999       273,000          80,000          3,185
  Chairman of the Board, Chief Executive       1998       245,000         304,166          2,734
  Officer and President                        1997       230,907           --             2,837

Walter A. Blattler, Ph.D. ...................  1999       201,539          75,000          1,915
  Director and Executive Vice President,       1998       180,000         230,417          1,598
  Science and Technology                       1997       166,372           --             1,682

John M. Lambert, Ph.D........................  1999       159,692          54,000          1,370
  Vice President, Research and                 1998       150,000         141,667          1,232
  Development                                  1997       140,980           --             1,103

Kathleen A. Carroll..........................  1999       110,769          45,000          1,051
  Vice President, Finance and                  1998       100,000         108,750            360
  Administration                               1997        95,077           --               297

---------------

(1) Includes amounts, if any, deferred by each individual under the ImmunoGen, Inc. 401(k) Plan and Trust.

(2) Fiscal year 1999 amounts include term life insurance premiums of $999 for Mr. Sayare, $738 for Dr. Blattler, $581 for Dr. Lambert and $405 for Ms. Carroll. Also included are matching 401(k) contributions of $2,186 for Mr. Sayare, $1,177 for Dr. Blattler, $789 for Dr. Lambert and $646 for Ms. Carroll.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during fiscal year 1999 to each individual named in the Summary Compensation Table.

                                                                                        POTENTIAL REALIZABLE
                             NUMBER OF     PERCENT OF                                     VALUE AT ASSUMED
                             SECURITIES   TOTAL OPTIONS                                ANNUAL RATES OF STOCK
                             UNDERLYING    GRANTED TO                                    PRICE APPRECIATION
                              OPTIONS     EMPLOYEES IN                                   FOR OPTION TERM(3)
                              GRANTED      FISCAL YEAR      EXERCISE     EXPIRATION    ----------------------
           NAME                (#)(1)          (%)        PRICE ($)(2)      DATE        5% ($)       10% ($)
           ----              ----------   -------------   ------------   ----------    ---------    ---------
Mitchel Sayare.............    80,000         12.4            2.25        01/14/09      113,201      286,874
Walter A. Blattler,
  Ph.D. ...................    75,000         11.7            2.25        01/14/09      106,126      268,944
John M. Lambert, Ph.D. ....    54,000          8.4            2.25        01/14/09       76,411      193,640
Kathleen A. Carroll........    45,000          7.0            2.25        01/14/09       63,676      161,366

---------------

(1) Options were granted on January 14, 1999. All options vest ratably over three years beginning on the date of grant. Under certain circumstances, vesting of options may be accelerated and options may become fully exercisable.

(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information as to each individual named in the Summary Compensation Table regarding option exercises during fiscal year 1999, the number of shares covered by both exercisable and unexercisable options as of June 30, 1999, and the value of unexercised options.

                                                             NUMBER OF SECURITIES
                                   SHARES                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  ACQUIRED                        OPTIONS AT               IN-THE-MONEY OPTIONS
                                     ON         VALUE         FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(2)
                                  EXERCISE     REALIZED   ---------------------------   ---------------------------
             NAME                    (#)        ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                 --------     --------   -----------   -------------   -----------   -------------
Mitchel Sayare.................    37,500       15,825      465,889        282,777        165,340        279,492
Walter A. Blattler, Ph.D.......    30,000       13,140      256,307        228,610        120,626        208,492
John M. Lambert, Ph.D..........    10,500        3,938      150,023        148,444         70,929        126,507
Kathleen A. Carroll............     6,000        2,628       56,201        117,499         48,999         96,830

---------------
(1) Value realized is based on the difference between the option exercise price and the closing sale prices of the Common Stock as reported on the Nasdaq National Market on the dates of exercise of the options --

    May 11, 1999 for Mr. Sayare, May 12, 1999 for Drs. Blattler and Lambert, and May 13, 1999 for Ms. Carroll.

(2) Value is based on the last sale price per share ($2.313) on June 30, 1999, as reported on the Nasdaq National Market, less the applicable option exercise price. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     The Company entered into employment agreements with Dr. Blattler and Dr. Lambert on their respective hire dates. These agreements currently provide for annual salaries of $230,000 for Dr. Blattler and $172,000 for Dr. Lambert. These agreements may be terminated by either the Company or the executive officer upon 90 days' prior written notice. In addition, each agreement provides that the Company may terminate the employment of the executive officer at any time for cause (as defined in the respective agreements). The agreements with Dr. Blattler and Dr. Lambert also provide that these executive officers will not engage in any business competitive with the business of the Company for a period of two years following termination of employment.

     In making determinations of salary and benefits to be provided under the aforementioned employment agreements, the Committee took into consideration, in addition to contractual commitments, Company personnel policies.

     Contractual language is included in stock option agreements between the Company and members of its senior management group to the effect that in instances where:

      (i) (A) a person becomes the beneficial owner of fifty percent or more of the voting securities of the Company, or

          (B) the Board approves a consolidation or merger of the Company whereby the shareholders of the Company would not retain fifty percent or more of the voting securities of the Company after the consolidation or merger, and

     (ii) (A) a material change is made in the Restated Stock Option Plan or an option granted thereunder (except as provided in Section 16(b) of the Plan), or

          (B) the affected employee is, within two years, terminated for any reason other than for cause,

then all unvested options of the affected employee will become immediately exercisable.

STOCK PRICE PERFORMANCE GRAPH

     The graph and table below compare the cumulative total stockholder return on an annual basis on the Common Stock for the period from June 30, 1994 through June 30, 1999 to the cumulative total returns on the Nasdaq Composite Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index for the same period.

                                                     IMMUNOGEN, INC.         NASDAQ COMPOSITE INDEX       NASDAQ PHARMACEUTICAL
                                                     ---------------         ----------------------       ---------------------
6/30/94                                                  100.00                      100.00                      100.00
6/30/95                                                   91.00                      133.00                      133.00
6/30/96                                                   94.00                      171.00                      196.00
6/30/97                                                   37.00                      208.00                      199.00
6/30/98                                                   41.00                      274.00                      204.00
6/30/99                                                   54.00                      392.00                      285.00

     The above graph and table assume $100 invested on June 30, 1994 with all dividends reinvested, in each of the Common Stock, the Nasdaq Composite Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index. The Nasdaq Pharmaceutical Stocks Total Return Index was prepared by the Center for Research in Security Prices. Upon written request by any shareholder, the Company will promptly provide a list of the companies comprising the Nasdaq Pharmaceutical Stocks Total Return Index.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Meeting the number of Directors will be fixed at five and five Directors will be elected to serve until the next annual meeting of shareholders and until such Directors' successors have been elected and qualified.

     The enclosed Proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as Directors of the Company. The nominees are Mitchel Sayare, Walter A. Blattler, Ph.D., David W. Carter, Michael
R. Eisenson and Stuart F. Feiner. The Board has no reason to believe that any nominee will become unavailable. However, in the event that any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person or persons as may be designated by the Board.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

     David W. Carter, Michael R. Eisenson and Stuart F. Feiner currently serve on the Company's Audit Committee. The Audit Committee reviews the engagement of the Company's independent accountants, reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

     David W. Carter, Michael R. Eisenson and Stuart F. Feiner currently comprise the Compensation Committee. The Compensation Committee reviews, approves and makes recommendations concerning the Company's compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company's Restated Stock Option Plan.

     The Company does not have a standing Nominating Committee.

     During the fiscal year ended June 30, 1999, there were four meetings of the Board and one meeting each of the Audit Committee and the Compensation Committee. Further, from time to time, the members of the Board and its Committees acted by unanimous written consent or actions by the Directors without a meeting pursuant to Massachusetts law. Messrs. Sayare, Carter, Eisenson and Dr. Blattler attended all meetings of the Board. Mr. Feiner attended two meetings of the Board.

COMPENSATION OF DIRECTORS

     All non-employee Directors are entitled to receive cash compensation of $1,500 per Board meeting, although none was paid during fiscal 1999, 1998 or 1997. Directors are also reimbursed for travel expenses incurred with respect to attending Board meetings. No compensation is paid for attendance at, or activities related to, Audit or Compensation Committee meetings.

     Under the Company's Restated Stock Option Plan, each non-employee Director, upon first being elected or appointed to the Board after July 9, 1992, and on every fourth anniversary thereof (assuming he remains a non-employee director), will receive options to purchase 10,000 shares of Common Stock. Further, the Board may also vote, at its discretion, to issue additional options as deemed appropriate. In that regard, the Board voted to grant options to purchase 25,000 and 50,000 shares of Common Stock to each non-employee director in December 1997 and July 1998, respectively. In July 1998, the Board also voted to grant options to purchase 50,000 shares of stock to any new non-employee director, if and when elected to the Board. All options granted under the Plan have ten year terms and exercise prices which are equal to the fair market value of the Common Stock on the date of grant. Total option grants to date to the Company's current non-employee Directors are as follows:

                                                                           OPTIONS GRANTED
                                                             -------------------------------------------
GRANT DATE                                 EXERCISE PRICE    MR. CARTER    MR. EISENSON(1)    MR. FEINER
----------                                 --------------    ----------    ---------------    ----------
July 2, 1992(2)..........................      $11.50            --            10,000           10,000
July 2, 1996(2)..........................        4.38            --            10,000           10,000
June 17, 1997(2)(3)......................        1.63          10,000            --               --
December 31, 1997(4).....................        0.84          25,000          25,000           25,000
July 29, 1998(4).........................        1.38          50,000          50,000           50,000
                                                               ------          ------           ------
                                                               85,000          95,000           95,000
                                                               ======          ======           ======

---------------
(1) Pursuant to an agreement among the Company, Aeneas Venture Corporation and Mr. Eisenson, grants of stock options in respect of Mr. Eisenson's service as a Director are granted directly to Aeneas Venture Corporation.

(2) These options become exercisable as to one-quarter of the shares each year after issuance beginning one year from the date of grant.

(3) Option granted upon Mr. Carter's election to the Board.

(4) These options become exercisable as to one-third of the shares each year after issuance beginning one year from the date of grant.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE NUMBER OF DIRECTORS BE FIXED AT FIVE
           AND RECOMMENDS THE ELECTION OF THE NOMINEES AS DIRECTORS.

              PROPOSAL 2: AMENDMENT TO RESTATED STOCK OPTION PLAN

     The Board recommends that the shareholders consider and approve a proposed amendment to the Company's Restated Stock Option Plan (the "Plan") adopted by the Board on July 21, 1999. For a description of the Plan, see "Summary of Restated Stock Option Plan." The proposed amendment to the Plan would increase the number of shares of Common Stock reserved for the grant of options as described below.

     Prior to July 21, 1999, 3,525,000 shares of Common Stock were reserved for grants of options under the Plan. On July 21, 1999, the Board authorized, subject to shareholder approval, an amendment to the Plan to increase the number of shares reserved for grants of options to 4,850,000 shares of Common Stock. The Committee also authorized on that date the grant of certain options. Of the 4,850,000 shares authorized as of July 21, 1999, 3,478,948 shares were subject to outstanding options or had been exercised. Due to subsequent forfeitures of outstanding options, as of September 20, 1999, 3,466,182 shares were subject to outstanding options or had been exercised, leaving 1,383,818 shares available for future grants.

     The Board believes that having additional shares available for grants of options under the Plan is both necessary and desirable in order to enable the Company to continue to attract and retain qualified employees, consultants and Directors.

     From the inception of the Plan to September 20, 1999, the aggregate number of shares of Common Stock obtainable upon exercise of options granted to:
Mitchel Sayare, Chairman, President and Chief Executive Officer (909,166 shares); Walter A. Blattler, Ph.D., Executive Vice President, Science and Technology (552,978 shares); John M. Lambert, Ph.D., Vice President, Research and Development (340,758 shares); Kathleen A. Carroll, Vice President, Finance and Administration (187,950 shares), is 1,990,852. Of the options to purchase 1,990,852 shares of Common Stock, options to purchase 285,102 shares have been exercised.

     As of September 20, 1999, the aggregate number of options to purchase shares of Common Stock exercisable by: all current executive officers as a group (1,006,753 shares); all current Directors who are not executives (30,001 shares); affiliates of all current Directors, including their respective employers (85,002 shares); and all other employees and consultants as a group (373,996 shares), is 1,495,752. There is no nominee for election as a director who is not a current director. Options granted in respect of the services of certain current Directors are granted or assigned to their respective employers (See Footnotes (6) and (7) to the table appearing under the caption "Principal Shareholders").

SUMMARY OF RESTATED STOCK OPTION PLAN

     Under the Plan, incentive stock options, within the meaning of Section 422 of the Internal Revenue Code (the "Code"), may be granted to key employees, and non-qualified options may be granted to key employees, Directors and consultants of the Company. Approximately 60 persons are currently eligible to participate in the Plan. The Plan was originally adopted by the Board on February 13, 1986 and approved by the Company's shareholders on December 5, 1986. The Committee amended the original Plan on July 9, 1992, October 4, 1993, June 7, 1994 and June 17, 1997. The shareholders approved the corresponding amendments on November 10, 1992, November 9, 1993, November 8, 1994 and November 12, 1997, respectively.

     The exercise price of incentive stock options granted under the Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. However, in the case of incentive stock options granted under the Plan to holders of more than 10% of the voting power of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of non-qualified options must be equal to at least the par value per share of Common Stock on the date of grant. Options granted under the Plan may not be exercised later than 10 years from the date of grant, except in the case of incentive stock options issued with an exercise price of at least 110% of fair market value, which may not be exercised later than five years from the date of grant. Options generally vest over periods of up to four years, and are intended to create long-term incentive and motivation for the Company's employees, Directors and consultants, as well as to provide those persons with the perspective of the Company's shareholders in assessing corporate results.

     The Plan provides that the aggregate fair market value of shares issuable upon the exercise of incentive stock options exercisable for the first time during any one calendar year may not exceed $100,000. Options granted under the Plan become exercisable in installments over the option term. Options granted under the Plan expire upon termination of an optionee's employment for cause. Generally, options must be exercised within three months after termination of an optionee's employment for any other reason (except death or disability), and within one year after an optionee's death or disability, but in no event later than the originally prescribed term of the option. The Plan terminates on November 9, 2003, unless previously terminated by vote of the shareholders of the Company. The plan provides for termination of all options granted thereunder in the event of dissolution or liquidation of the Company, subject to the right of optionees (or optionees' survivors) to exercise all their options immediately before such event, to the extent that the right to exercise such options has accrued as of the date immediately prior to such dissolution or liquidation.

     The Plan also provides that, in the event of a consolidation of the Company with, or acquisition of the Company by, another entity, or sale of all or substantially all of the assets of the Company, the Board will make appropriate provision for options granted pursuant to the Plan. The Directors will either
(i) continue options granted under the Plan (if necessary substituting rights to shares of the successor entity), or (ii) require that all options granted thereunder be exercised, or (iii) terminate all options in exchange for a fair market value cash payment. If the Board should utilize either of the methods described in (ii) or (iii) above, all options granted pursuant to the Plan will be made fully exercisable irrespective of original vesting schedules.

     Contractual language is included in stock option agreements between the Company and members of its senior management group to the effect that in instances where:

      (i) (A) a person becomes the beneficial owner of fifty percent or more of the voting securities of the Company, or

         (B) the Board approves a consolidation or merger of the Company whereby the shareholders of the Company would not retain fifty percent or more of the voting securities of the Company after the consolidation or merger, and

    (ii) (A) a material change is made in the Restated Stock Option Plan or an option granted thereunder (except as provided in Section 16 (b) of the Plan), or

         (B) the affected employee is, within two years, terminated for any reason other than for cause,

then all unvested options of the affected employee will become immediately exercisable.

     The Plan is administered by the Committee. Subject to the provisions of the Plan, the Committee has the authority to determine the terms under which options are granted, including the individuals to whom such options may be granted, the exercise price and number of shares subject to each option, the time or times during which all or a portion of each option may be exercised and certain other provisions. The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Board or the Committee without approval by the shareholders except to the extent that shareholder approval is required to ensure favorable tax treatment under the Code for incentive stock options or in order to ensure the qualification of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any optionee who is adversely affected by any such changes must consent thereto in writing.

     To date, all options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. As of September 20, 1999, as reported by the Nasdaq National Market System, the closing price for the Common Stock was $2.03.

FEDERAL INCOME TAX CONSIDERATIONS

     Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or in a deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within the two-year period commencing on the day after the date of grant or within one year commencing on the day after the date of transfer of shares to such optionee (the "ISO holding period"). However, the difference between the fair market value of the stock on the date of exercise and the option price thereof will be an "item of tax preference" includible in "alternative minimum taxable income." Upon disposition of the stock after the expiration of the ISO holding period, the optionee's basis for determining taxable gain or loss will be the option price paid for the stock. Any amount realized in excess of his or her basis will be taxed to the optionee as long-term capital gain and any loss sustained will be long-term capital loss.

     Except in the event of the death of an optionee or transfers by an insolvent optionee in connection with certain bankruptcy proceedings, if the stock is disposed of prior to the expiration of the ISO holding period, the optionee generally will be considered to have realized taxable compensation in the year of disposition equal to the excess of the fair market value of the stock on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than the fair market value of the stock on the date of exercise (and if the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized to the optionee), the amount of compensation income will be limited to the excess (if any) of the amount realized over the optionee's adjusted basis in the stock. If the stock is disposed of prior to the expiration of the ISO holding period, subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of the disposition in an amount equal to the compensation recognized by the optionee.

     Non-Qualified Stock Options. Under current U.S. federal income tax laws and regulations, the grant of a non-qualified stock option will not ordinarily result in taxable income to the optionee or a deduction to the Company at the time it is granted. The optionee will recognize taxable compensation at the time such optionee exercises a non-qualified stock option in the amount equal to the excess of the then fair market value of the shares acquired over the option price, except to the extent that shares are issued or transferred subject to a restriction involving a substantial risk of forfeiture and the shares cannot be transferred free of that risk.

     Stock issued or transferred to certain employees will be considered subject to a substantial risk of forfeiture throughout the period during which a sale of the stock by such person at a profit could subject him or her to liability under
Section 16(b) of the Securities Exchange Act of 1934, as is stock issued upon exercise of an option subject to Company repurchase rights. An optionee to whom shares are issued or transferred subject to a substantial risk of forfeiture will not realize compensation at the time of exercise. Compensation will instead be realized at the time of the lapse of such restrictions, with the amount of compensation so realized being equal to the excess of the fair market value of the shares at the time of such lapse over the option price paid for the shares. However, if the optionee so elects under Section 83 (b) of the Code, the optionee will realize compensation at the time of exercise of the option in an amount equal to the excess of the then fair market value of the shares over the exercise price.

     Subject to the applicable provisions of the Code and assuming federal tax withholding requirements are satisfied, a deduction for federal income tax purposes will be allowable to the Company in the same year as, and in an amount equal to, the taxable compensation recognized by the optionee.

     If the optionee disposes of the stock acquired pursuant to exercise of a non-qualified stock option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss normally will be capital gain or loss. The optionee's holding period for determining long-term capital gain will be measured from the date of exercise of the option if the acquired stock was not subject to a substantial risk of forfeiture or if the election under Section 83 (b) was made; otherwise the optionee's holding period will be measured from the date the restrictions lapse.

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                  AMENDMENT TO THE RESTATED STOCK OPTION PLAN.

                              CERTAIN TRANSACTIONS

     The holders of approximately 792,769 shares of Common Stock (the "Registrable Securities") are entitled to certain rights to register such shares under the Securities Act of 1933, as amended, (the "Securities Act") for sale to the public pursuant to a Registration Rights Agreement by and among the Company and the holders of Registrable Securities, as amended (the "Registration Rights Agreement"). The holders of Registrable Securities include, among others, Aeneas Venture Corporation. Such holders have the right to require the Company, on not more than two occasions, whether or not the Company proposes to register any of its Common Stock for sale, to register all or part of their shares for sale to the public under the Securities Act, subject to certain conditions and limitations. In addition, holders of Registrable Securities may require the Company to register all or part of their shares on Form S-3 (or a successor short form of registration) if the Company then qualifies for use of such form, subject to certain conditions and limitations. The Registration

Rights Agreement was amended on October 9, 1991 to limit the circumstances pursuant to which the registration rights granted thereunder may be transferred to third parties and to amend certain procedural requirements.

     Pursuant to registration rights agreements between the Company and holders of the Company's Series E Convertible Preferred Stock (the "Preferred Stock") and related warrants, and holders of warrants issued in connection with the issuance of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (collectively, the "Warrants"), such holders are entitled to rights to require the Company to register for resale to the public under the Securities Act all shares of Common Stock issued or issuable to such holders on conversion of the Preferred Stock and/or exercise of the Warrants. As of September 10, 1999, such holders beneficially held approximately 10,346,472 shares of Common Stock.

     As part of an agreement entered into in July 1997 between the Company, ATI, and BioChem Pharma Inc. ("BioChem"), BioChem receives warrants to purchase shares of Common Stock equal to the amount invested in ATI over a three-year period. These warrants become exercisable at the end of the three-year period at the then current market price of the Common Stock. Pursuant to a registration rights agreement between the Company and BioChem, at the end of the three-year period BioChem is entitled to certain rights to require the Company to register for sale to the public under the Securities Act all registrable securities. As of September 10, 1999, warrants to purchase Common Stock equal to the $8.596 million invested as of that date have been issued to BioChem.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons holding more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended June 30, 1999, the Company's executive officers, Directors and greater than 10% beneficial owners of its Common Stock complied with all applicable Section 16(a) filing requirements.

                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP, independent accountants, audited the Company's financial statements for the fiscal year ended June 30, 1999. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company has selected PricewaterhouseCoopers LLP to audit the Company's financial statements for the fiscal year ended June 30, 2000.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Company's annual meeting in 2000, the Company must receive a shareholder proposal no later than June 14, 2000. Proposals should be delivered in writing to ImmunoGen, Inc., 128 Sidney Street, Cambridge, Massachusetts 02139. One or more shareholders who hold at least a one-tenth part in interest of the capital stock entitled to vote at the meeting and who do not wish to include their proposal in such proxy statement but who wish to present a proposal at the Company's annual meeting of shareholders in 2000, must notify the Company in writing at the above-referenced address no later than October 20, 2000. All other shareholders who wish to present a proposal at such annual meeting must notify the Company in writing at the above-referenced address no later than August 29, 2000 in order for their proposal to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

     The Board does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted in accordance with their judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure the required quorum, please complete, sign, date and return your Proxy promptly.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following document filed by the Company with the Commission is incorporated herein by reference:

     Items 6, 7, 7A, 8 and 9 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed pursuant to Section 13 or 15(d) of the 1934 Act (File Number 0-17999).

                                            By order of the Board of Directors

                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

October 12, 1999

PROXY                               IMMUNOGEN, INC.                        PROXY

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           OF IMMUNOGEN, INC. FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 9, 1999

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 12, 1999, and does hereby appoint Mitchel Sayare and Kathleen A. Carroll, or either of them, the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 333 Providence Highway, Norwood, Massachusetts on Tuesday, November 9, 1999, at 10:00 a.m., Boston time, and at any adjournments thereof.

          PLEASE FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED        Please mark   [X]
HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE      your vote as
VOTED FOR ITEM 1 AND ITEM 2.                                   indicated in
                                                               this example



Item 1.  Election of Directors:      Mitchel Sayare, Walter A. Blattler, David
                                     W. Carter, Michael R. Eisenson and Stuart
                                     F. Feiner

        FOR ALL                 WITHHOLD
    NOMINEES LISTED            AUTHORITY       I plan to attend the meeting. [ ]
      TO THE RIGHT            to vote for
(except those crossed out)   all nominees

          [ ]                     [ ]

Item 2: To approve the proposal to amend the Company's Restated Stock Option Plan to increase the number of shares reserved for the grant of options from 3.525 million to 4.850 million

                        FOR        AGAINST      ABSTAIN
                        [ ]          [ ]          [  ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                   THIS PROXY MAY BE REVOKED IN WRITING AT ANY
                        TIME PRIOR TO THE VOTING THEREOF.


Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person. Please return this proxy promptly in the enclosed envelope.

Signature:
           -----------------------------------------------
Date:
      ----------------------------------------------------
Signature:
           -----------------------------------------------
Date:
      ----------------------------------------------------


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                             -FOLD AND DETACH HERE-